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                                                             Exhibit 10.43 (l-4)

                         THIRD AMENDMENT TO AMD SAXONIA
                            WAFER PURCHASE AGREEMENT

                  THIS THIRD AMENDMENT to AMD Saxonia Wafer Purchase Agreement (this "Third Amendment"), dated as of 3 June 2002, is made between AMD SAXONY HOLDING GMBH, Dresden, registered in the Commercial Register of the Dresden County Court, HRB 13931 ("AMD Holding"), and AMD SAXONY MANUFACTURING GMBH, Dresden, registered in the Commercial Register of the Dresden Country Court HRB 13186 (to be known as "AMD Saxony LLC & Co. KG" following the Conversion Effective Date) ("AMD Saxonia").

                                    RECITALS

                  WHEREAS, AMD Saxonia is an indirect wholly-owned Subsidiary (such and other capitalised terms having the meanings assigned thereto in the AMD Saxonia Wafer Purchase Agreement (as defined below)) of Advanced Micro Devices, Inc., a corporation organised and existing under the laws of the State of Delaware, United States of America ("AMD Inc.");

                  WHEREAS, AMD Inc., AMD Holding and AMD Saxonia are involved in a project pursuant to which AMD Saxonia has constructed, and owns and operates inter alia the Plant located in Dresden, Germany, to manufacture Wafers using high-volume semiconductor wafer fabrication processes;

                  WHEREAS, AMD Inc. and AMD Holding are party to the AMD Holding Wafer Purchase Agreement dated as of 11 March 1997, as amended by the First Amendment to the AMD Holding Wafer Purchase Agreement dated as of 20 February 2001 (as amended, supplemented or otherwise modified from time to time, the "AMD Holding Wafer Purchase Agreement"), pursuant to which, among other things, AMD Inc. has agreed to purchase from AMD Holding, and AMD Holding has agreed to supply on an exclusive basis to AMD Inc., all Wafers as are ordered from time to time by AMD Inc. from AMD Holding, in each case on the terms and conditions of the AMD Holding Wafer Purchase Agreement;

                  WHEREAS, AMD Holding and AMD Saxonia are party to that certain AMD Saxonia Wafer Purchase Agreement dated as of 11 March 1997, as amended by the First Amendment to AMD Saxonia Wafer Purchase Agreement dated as of 8 February 1998 and the Second Amendment to AMD Saxonia Wafer Purchase Agreement, by and between AMD Holding and AMD Saxonia, dated as of 20 February 2001 (as so amended, the "AMD Saxonia Wafer Purchase Agreement"), pursuant to which AMD Holding has the exclusive right to purchase Wafers from AMD Saxonia in order to enable AMD Holding to fulfill its obligations under the AMD Holding Wafer Purchase Agreement, and AMD Saxonia has agreed on such exclusive basis, to manufacture and sell Wafers to AMD Holding;

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                  WHEREAS, the parties now desire to amend the AMD Saxonia Wafer
Purchase Agreement to revise certain definitions, all on the terms and conditions more particularly set forth in this Third Amendment; and

                  WHEREAS, pursuant to the Conversion Documents (as defined in the Sponsors' Support Agreement dated March 11, 1997 among the Sponsors, AMD Saxony Admin GmbH, with its seat in Dresden ("AMD Admin"), AMD Saxony LLC ("AMD Saxony LLC"), Dresdner Bank Luxembourg S.A. as Agent and Dresdner Bank AG as Security Agent, as amended by the First Amendment dated February 6, 1998, the Second Amendment dated June 29, 1999, the Third Amendment dated February 20, 2001 and the Accession Agreement and Fourth Amendment dated 3 June 2002 (the "Sponsors' Support Agreement")), AMD Saxonia proposes to change its legal form to a Kommanditgesellschaft (a limited partnership organized under the laws of the Federal Republic of Germany), with AMD Holding and AMD Admin as its sole limited partners (Kommanditisten) and AMD Saxony LLC as its sole general partner (Komplementar);

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   Amendments

          Section 1.1 With effect from the Conversion Effective Date (as defined in the Sponsors' Support Agreement), the AMD Saxonia Wafer Purchase Agreement is hereby amended as more particularly set out below. In all other respects, the AMD Saxonia Wafer Purchase Agreement shall remain in full force and effect.

          (a) Section 1.01(47), the definition of "Person", shall be deleted and replaced with the following:

                  ""Person" means an individual, partnership, limited partnership, limited liability company, joint venture, trustee, trust, corporation, unincorporated association or other entity, or a government, state or agency or political subdivision thereof;"

          (b) Section 1.01(65)(d), pertaining to Total Costs, shall be deleted and replaced with the following:

                  "(d) Total Costs shall include all interest expense paid or accrued by AMD Saxonia, including all interest expense relating to loans to AMD Saxonia from third parties. Notwithstanding the above or anything herein to the contrary, with effect from 1 January 2002, Total Costs shall not include any interest expense (whether such interest is paid or capitalised) relating to loans to AMD Saxonia from AMD Holding or AMD Inc. ("Intercompany Loans") nor shall total costs include any imputed interest expense on any such Intercompany Loans that have been repaid."

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          (c)     Section 1.01(65)(e), pertaining to Total Costs, shall be
deleted and replaced with the following:

                  "(e) Notwithstanding anything herein to the contrary with effect from 1 January 2002, Total Costs shall not include any trade tax (Gewerbesteuer)."

          (d)     New Section 1.01(65)(j) shall be added as follows:

                  "(j) For the avoidance of doubt, Total Costs shall also include all expense reimbursements paid by AMD Saxonia to AMD Saxony LLC, but shall not include compensation paid by AMD Saxonia to AMD Saxony LLC for acting as general partner of AMD Saxonia."

                                   ARTICLE II
                         Representations and Warranties

          Section 2.1 Each of AMD Holding and AMD Saxonia, severally and for itself alone, hereby represents and warrants, as of the date hereof and as of the Conversion Effective Date, to the other as follows:

          (a) Organisation; Corporate Power. It is duly incorporated and validly existing under the laws of the jurisdiction of its organisation, and has all necessary power and authority to execute and deliver this Third Amendment and, following the Conversion Effective Date, to consummate the transactions contemplated by the AMD Saxonia Wafer Purchase Agreement as amended by this Third Amendment;

          (b) Corporate Authority; No Conflict. The execution and delivery by it of this Third Amendment, and the performance by it, following the Conversion Effective Date, of its obligations under the AMD Saxonia Wafer Purchase Agreement as amended by this Third Amendment have been duly authorised by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to it, or of its charter or by-laws; or
(ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it; and

          (c) Valid and Binding Obligations. Following the Conversion Effective Date, the AMD Saxonia Wafer Purchase Agreement, as amended by this Third Amendment, shall constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms; subject, however, to applicable bankruptcy, insolvency, reorganisation, moratorium, or similar laws affecting creditors' rights generally and, as to enforceability, by general equitable principles.

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                                  ARTICLE III
                                  Miscellaneous

        Section 3.1  Miscellaneous.

        (a) This Third Amendment is limited as specified and, except as specifically set forth herein, shall not constitute a modification, amendment, or waiver of any other provision of the AMD Saxonia Wafer Purchase Agreement or any provision of any other Operative Document. Except as specifically amended by this Third Amendment, the AMD Saxonia Wafer Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

        (b) Without prejudice to the foregoing, AMD Saxonia hereby ratifies and confirms that its obligations under the AMD Saxonia Wafer Purchase Agreement, as amended, shall continue in full force and effect following the Conversion.

        (c) This Third Amendment shall be an Operative Document under and for purposes of the Sponsors' Support Agreement dated 11 March 1997, as amended by the First Amendment to Sponsors' Support Agreement dated 6 February 1998, the Second Amendment to Sponsors' Support Agreement dated 29 June 1999, the Third Amendment to Sponsors' Support Agreement dated 20 February 2001 and the Accession Agreement and Fourth Amendment to Sponsors' Support Agreement dated of even date herewith (as amended, the "Sponsors' Support Agreement").

        (d) This Third Amendment is in the English language, which language shall be controlling in all respects.

        (e) This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall constitute one agreement.

        (f) Sections 5.07, 5.08, 5.09, and 5.10 of the AMD Saxonia Wafer Purchase Agreement shall apply, mutatis mutandis, to this Amendment, as if set out herein in full.

                  [Remainder of page intentionally left blank]

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                  IN WITNESS OF THE FOREGOING, AMD Holding and AMD Saxonia have caused this Amendment to be executed by their authorised representatives as of the date first written above.

                                     AMD SAXONY HOLDING GMBH

                                     By: /s/ Hans-Raimund Deppe
                                        ----------------------------------------
                                     Dr. Hans-Raimund Deppe
                                     Its Managing Director (Geschaftsfuhrer)


                                     AMD SAXONY MANUFACTURING GMBH

                                     By: /s/ Hans-Raimund Deppe
                                        ----------------------------------------
                                     Dr. Hans-Raimund Deppe
                                     Its Managing Director (Geschaftsfuhrer)